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                        CERTIFICATE OF INCORPORATION OF
                           SPEED RELEASE LOCK COMPANY


         ARTICLE 1. The name of the Corporation is SPEED RELEASE LOCK COMPANY (the "Corporation").

         ARTICLE 2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. Its registered agent at such address is The Corporation Trust Company.

         ARTICLE 3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         ARTICLE 4. The aggregate number of shares which the Corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares, consisting of (A) Twenty-Five Million (25,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (B) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

         The designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof with respect to the Common Stock and the Preferred Stock are as follows:

                  (a) COMMON STOCK. Each holder of the Common Stock of the Corporation shall be entitled to one vote for every share of Common Stock outstanding in his name on the books of the Corporation. Except for and subject to those rights expressly granted to the holders of the Preferred Stock or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, without limitation, (i) the right to receive dividends, when and as declared by the Board of Directors out of assets legally available therefor, and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to receive ratably and equally with all holders of all Common Stock all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock of the specific amounts that they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation, if any.

                  (b) PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Except as otherwise expressly stated in the resolution or resolutions providing for the establishment of a series of Preferred Stock, any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of stock for the purpose of voting by classes unless expressly provided in the

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         resolution or resolutions providing for the establishment thereof.
         The Board of Directors of the Corporation is hereby expressly authorized to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix the number of shares constituting that series and the distinctive designation of that series and to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

         ARTICLE 5. The name and mailing address of the Incorporator of the Corporation is Lawrence B. Mandala, Esquire, 1717 Main Street, Suite 4100, Dallas, Texas 75201.

         ARTICLE 6. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the by-laws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that, if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of this Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

         ARTICLE 7. The Corporation is to have perpetual existence.

         ARTICLE 8. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         ARTICLE 9. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified in the by-laws of the Corporation. The initial Board of Directors shall be composed of a single director, whose name and mailing address are as follows: Steve Bedowitz, 282 Roses Grove Road, Watermill, New York 11976. At such time as the Board of Directors shall consist of more than two directors, the Board of Directors shall be

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divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that a director first elected to Class I shall serve for a term ending on the annual meeting next following the end of the fiscal year in which the director was elected, a director first elected to Class II shall serve for a term ending on the second annual meeting next following the end of the fiscal year in which the director was elected, and a director first elected to Class III shall serve for a term ending on the third annual meeting next following the end of the fiscal year in which the director was elected. The foregoing notwithstanding, each director qualified shall serve until he shall resign, become disqualified or disabled, or shall otherwise be removed.

         At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

         Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as a director shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board of Directors shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

         ARTICLE 10. No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         ARTICLE 11. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that section may be amended and supplemented from time to time, indemnify any director or officer of the Corporation (and any director, trustee or officer of any corporation, business trust or other entity to whose business the Corporation shall have succeeded) which it shall have power to indemnify under that Section against any expenses, liabilities or other matter referred to in or covered by that Section. The indemnification provided for in this Article 11
(a) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested


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directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (b) shall continue as to a person who has ceased to be a director or officer and (c) shall inure to the benefit of the heirs, executors and administrators of such a person.
To assure indemnification under this Article 11 of all such persons who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time and which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines;" and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         ARTICLE 12. By-laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the affirmative vote of the holders of not less than sixty-six and two-thirds percent
(66 2/3%) of the total voting power of all outstanding shares of voting stock of the Corporation.

         ARTICLE 13. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the Delaware General Corporation Law or other statutes or laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the by-laws of the Corporation without any action on the part of the stockholders.

         ARTICLE 14. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reserved power.

         IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of March, 2000, and affirm the statements contained herein as true under penalties of perjury.


                                            /s/ Lawrence B. Mandala
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                                            LAWRENCE B. MANDALA
                                            INCORPORATOR



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